(n)(1)(i)

AMENDED SCHEDULE A

to the

SEVENTH AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3

for

VOYA FUNDS TRUST

Classes of Shares
Funds	A	B	C	I	O	P	R	R6	W
Voya Floating Rate Fund	Ö	N/A	Ö	Ö	N/A	Ö	Ö	Ö	Ö
Voya GNMA Income Fund	Ö	Ö	Ö	Ö	N/A	N/A	Ö	Ö	Ö
Voya High Yield Bond Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö	N/A	Ö
Voya Intermediate Bond Fund	Ö	Ö	Ö	Ö	Ö	N/A	Ö	Ö	Ö
Voya Short Term Bond Fund	Ö	N/A	Ö	Ö	N/A	N/A	Ö	Ö	Ö
Voya Strategic Income Fund	Ö	N/A	Ö	Ö	N/A	N/A	Ö	N/A	Ö

Last Approved: May 22, 2014

Last Amended: May 22, 2014 to add Class R shares for Voya Short Term Bond Fund.